PACE Government Securities Fixed Income Investments

Effective as of the close of business on February 2, 2001 (the "Reorganization Date"), PACE Government Securities Fixed Income Investments ("Fund"), a series of PaineWebber PACE Select Advisors Trust, acquired all of the assets and assumed all of the stated liabilities of PaineWebber Low Duration U.S. Government Income Fund ("Low Duration Fund") and PaineWebber U.S. Government Income Fund ("U.S. Government Fund"). The reorganizations were accomplished by tax-free exchanges of 11,342,701 of Class A shares, 321,812 of Class B shares, 3,613,449 of Class C shares and 57,547 Class Y shares of the Fund for 60,758,876 of Class A shares, 1,727,315 of Class B shares, 19,370,621 of Class C shares and 307,686 of Class Y shares of Low Duration Fund and 15,829,918 of Class A shares, 587,944 of Class B shares, 1,204,352 of Class C shares and 868,779 Class Y shares of the Fund for 22,425,909 of Class A shares, 832,788 of Class B shares, 1,708,194 of Class C shares and 1,232,152 of Class Y shares of U.S. Government Fund outstanding on the Reorganization Date. Low Duration Fund's and U.S. Government Fund's net assets at that date, valued at $194,015,282 and $233,931,971, respectively, including net unrealized appreciation of investments of $2,556,782 and $4,208,613, respectively, were combined with those of the Fund. These transactions were approved by each of Low Duration Fund's and U.S. Government Fund's shareholders at Special Meetings of Shareholders. Further information regarding the circumstances and details of the transactions are incorporated herein in response to this sub-item by reference to each definitive Combined Proxy Statement and Prospectus dated December 14, 2000, each filed with the SEC on December 15, 2000 (Accession Numbers: 0000928385-00-003393 and 0000912057-00-053671;SEC
File Nos. 333- 50244 and 333-50238, respectively.)


PACE Intermediate Fixed Income Investments

Effective as of the close of business on February 2, 2001 (the "Reorganization Date"), PACE Intermediate Fixed Income Investments ("Fund"), a series of PaineWebber PACE Select Advisors Trust, acquired all of the assets and assumed all of the stated liabilities of PaineWebber Investment Grade Income Fund
("Investment Grade Fund"). The reorganization was accomplished by a tax-free exchange of 13,572,291 of Class A shares, 1,368,906 of Class B shares, 1,714,190 of Class C shares and 301,552 Class Y shares of the Fund for 17,155,704 of Class A shares, 1,732,178 of Class B shares, 2,168,966 of Class C shares and 381,198 Class Y shares of Investment Grade Fund outstanding on the Reorganization Date. Investment Grade Fund's net assets at that date, valued at $206,174,644, including net unrealized appreciation of investments of $861,533, were combined with those of the Fund. This transaction was approved by Investment Grade Fund's shareholders at a Special Meeting of Shareholders. Further information regarding the circumstances and details of the transaction is incorporated herein in response to this sub-item by reference to the definitive Combined Proxy Statement and Prospectus dated December 11, 2000, filed with the SEC on December 13, 2000. (Accession Number: 0000912057-00-053217; SEC File No. 333-
49052.)

PACE Strategic Fixed Income Investments

Effective as of the close of business on February 2, 2001 (the "Reorganization Date"), PACE Strategic Fixed Income Investments ("Fund"), a series of PaineWebber PACE Select Advisors Trust, acquired all of the assets and assumed all of the stated liabilities of PaineWebber Strategic Income Fund ("Strategic Income Fund"). The reorganization was accomplished by a tax-free exchange of 2,469,404 of Class A shares, 1,317,030 of Class B shares, 1,404,172 of Class C shares and 43,193 Class Y shares of the Fund for 4,074,838 of Class
A shares, 2,175,519 of Class B shares, 2,319,738 of Class C shares and 71,310 of Class Y shares of Strategic Income Fund outstanding on the Reorganization Date. Strategic Income Fund's net assets at that date, valued at $66,851,983, including net unrealized depreciation of investments of $(2,174,246), were combined with those of the Fund. This transaction was approved by Strategic Income Fund's shareholders at a Special Meeting of Shareholders. Further information regarding the circumstances and details of the transaction is incorporated herein in response to this sub-item by reference to the definitive Combined Proxy Statement and Prospectus dated December 15, 2000, filed with the SEC on December 19, 2000. (Accession Number:
0000912057-00-054029; SEC File No. 333-49854.)





										continued
Exhibits 77M and 77Q1(g)
		PACE Municipal Fixed Income Investments

Effective as of the close of business on February 23, 2001 (the "Reorganization Date"), PACE Municipal Fixed Income Investments ("Fund"), a series of PaineWebber PACE Select Advisors Trust, acquired all of the assets and assumed all of the stated liabilities of PaineWebber National Tax-Free Income Fund ("National Tax-Free Fund"). The reorganization was accomplished by a tax-free exchange of 14,949,505 of Class A shares, 1,313,324 of Class B shares, 2,718,677 of Class C shares and 33,568 Class Y shares of the Fund for 16,676,854 of Class A shares, 1,465,481 of Class B shares, 3,032,972 of Class C shares and 37,432 of Class Y shares of National Tax-Free Fund outstanding on the Reorganization Date. National Tax-Free Fund's net assets at that date, valued at $236,198,303, including net unrealized appreciation of investments of $7,293,877, were combined with those of the Fund. This transaction was approved by National Tax-Free Fund's shareholders at a Special Meeting of Shareholders. Further information regarding the circumstances and details of the transaction is incorporated herein in response to this sub-item by reference to the definitive Combined Proxy Statement and Prospectus dated December 28, 2000, filed with the SEC on December 29, 2000. (Accession Number: 0000912057-00-055052; SEC File No. 333-51572.)


PACE Global Fixed Income Investments

Effective as of the close of business on February 9, 2001 (the "Reorganization Date"), PACE Global Fixed Income Investments ("Fund"), a series of PaineWebber PACE Select Advisors Trust, acquired all of the assets and assumed all of the stated liabilities of PaineWebber Global Income Fund ("Global Income Fund"). The reorganization was accomplished by a tax-free exchange of 20,331,222 of Class A shares, 372,848 of Class B shares, 1,443,639 of Class C shares and 556,432 Class Y shares of the Fund for 22,944,195 of Class A shares, 423,280 of Class B shares, 1,630,174 of Class C shares, and 628,454 of Class Y shares of Global Income Fund outstanding on the Reorganization Date. Global Income Fund's net assets at that date, valued at $243,102,617, including net unrealized depreciation of investments of $(3,430,141), were combined with those of the Fund. This transaction was approved by Global Income Fund's shareholders at a Special Meeting of Shareholders. Further information regarding the circumstances and details of the transaction is incorporated herein in response to this sub-item by reference to the definitive Combined Proxy Statement and Prospectus dated December 20, 2000, filed with the SEC on December 22, 2000. (Accession Number:
0000928385-00-003445; SEC File No. 333-50580.)

PACE Large Company Value Equity Investments

Effective as of the close of business on February 23, 2001 (the "Reorganization Date"), PACE Large Company Value Equity Investments ("Fund"), a series of PaineWebber PACE Select Advisors Trust, acquired all of the assets and assumed all of the stated liabilities of PaineWebber Growth and Income Fund ("Growth and Income Fund") and PaineWebber Tax-Managed Equity Fund ("Tax-Managed Fund"). The reorganizations were accomplished by tax-free exchanges of 27,184,960 of Class A shares, 7,487,923 of Class B shares, 4,259,634 of Class C shares and 2,008,036 Class Y shares of the Fund for 21,534,521 of Class A shares, 6,099,624 of Class B shares,
3,458,770 of Class C shares and 1,582,514 of Class Y shares of Growth and Income Fund and 581,433 of Class A shares, 1,004,132 of Class B shares, 457,565 of Class C shares and 5,923 of Class Y shares of the fund for 780,203 of Class A shares, 1, 366,491 of Class B shares, 622,616 of Class C shares and 7,976 of Class Y shares of Tax-Managed Fund outstanding on the Reorganization Date. Growth and Income Fund's and Tax-Managed Fund's net assets at that date, valued at $704,160,365 and $35,242,900, respectively, including net unrealized appreciation of investments of $18,581,843 and $1,895,069, respectively, were combined with those of the Fund. These transactions were approved by Growth and Income Fund's and Tax-Managed Fund's shareholders at Special Meetings of Shareholders. Further information regarding the circumstances and details of the transactions are incorporated herein in response to this sub-item by reference to each definitive Combined Proxy Statement and Prospectus dated December 27, 2000 and December 29, 2000, respectively, filed with the SEC on December 28, 2000 and January 2, 2001, respectively. (Accession Numbers: 0000928385-00-003543 and 0000912057-00-055264;
SEC File Nos. 333-51010 and 333-51450, respectively.)



										continued
Exhibits 77M and 77Q1(g)
PACE Large Company Growth Equity Investments

Effective as of the close of business on February 23, 2001 (the "Reorganization Date"), PACE Large Company Growth Equity Investments ("Fund"), a series of PaineWebber PACE Select Advisors Trust, acquired all of the assets and assumed all of the stated liabilities of PaineWebber Growth Fund ("Growth Fund"). The reorganization was accomplished by a tax-free exchange of 13,496,005 of Class A shares, 2,082,667 of Class B share, 1,544,375 of Class C shares and 1,753,537 of Class Y shares of the Fund for 14,789,093 of Class A shares, 2,703,076 of Class B shares, 1,963,861 of Class C shares and 1,814,515 of Class Y shares of Growth Fund outstanding on the Reorganization Date. Growth Fund's net assets at that date, valued at $340,957,666, including net unrealized appreciation of investments of $2,577,034, were combined with those of the Fund. This transaction was approved by Growth Fund's shareholders at a Special Meeting of Shareholders. Further information regarding the circumstances and details of the transaction is incorporated herein in response to this sub-item by reference to the definitive Combined Proxy Statement and Prospectus dated December 27, 2000, filed with the SEC on December 29, 2000. (Accession Number: 0000928385-00-003555; SEC File No. 333-51012.)

PACE Small/Medium Company Value Equity Investments

Effective as of the close of business on February 9, 2001 (the "Reorganization Date"), PACE Small/Medium Company Value Equity Income Investments ("Fund"), a series of PaineWebber PACE Select Advisors Trust, acquired all of the assets and assumed all of the stated liabilities of PaineWebber Small Cap Fund ("Small Cap Fund"). The reorganization was accomplished by a tax-free exchange of 2,833,522 of Class A shares, 729,945 of Class B shares, 838,349 of Class C shares and 100,651 of Class Y shares of the Fund for 3,383,468 of Class A shares, 945,304 of Class B shares, 1,085,028 of Class C shares and 118,511 of Class Y shares of Small Cap Fund outstanding on the Reorganization Date. Small Cap Fund's net assets at that date, valued at $72,542,317, including net unrealized appreciation of investments of $11,891,013, were combined with those of the Fund. This transaction was approved by Small Cap Fund's shareholders at a Special Meeting of Shareholders. Further information regarding the circumstances and details of the transaction is incorporated herein in response to this sub-item by reference to the definitive Combined Proxy Statement and Prospectus dated December 15, 2000, filed with the SEC on December 15, 2000. (Accession Number: 0000912057-00-053822; SEC File No. 333-49850.)

PACE Small/Medium Company Growth Equity Investments

Effective as of the close of business on February 16, 2001 (the "Reorganization Date"), PACE Small/Medium Company Growth Equity Investments ("Fund"), a series of PaineWebber PACE Select Advisors Trust, acquired all of the assets and assumed all of the stated liabilities of PaineWebber Mid Cap Fund ("Mid Cap Fund"). The reorganization was accomplished by a tax-free exchange of 7,125,090 of Class A shares, 1,580,529 of Class B shares, 1,067,737 of Class C shares and 25,993 of Class Y shares of the Fund for 11,657,967 of Class A shares, 2,647,419 of Class B shares, 2,035,950 of Class C shares and 42,157 of Class Y shares of Mid Cap Fund outstanding on the Reorganization Date. Mid Cap Fund's net assets at that date, valued at $146,300,173, including net unrealized appreciation of investments of $17,218,816, were combined with those of the Fund. This transaction was approved by Mid Cap Fund's shareholders at a Special Meeting of Shareholders. Further information regarding the circumstances and details of the transaction is incorporated herein in response to this sub-item by reference to the definitive Combined Proxy Statement and Prospectus dated December 28, 2000, filed with the SEC on December 29, 2000. (Accession Number: 0000928385-00-003566; SEC File No. 333-51304.)




										continued
Exhibits 77M and 77Q1(g)
PACE International Equity Investments

Effective as of the close of business on February 16, 2001 (the "Reorganization Date"), PACE International Equity Investments ("Fund"), a series of PaineWebber PACE Select Advisors Trust, acquired all of the assets and assumed all of the stated liabilities of PaineWebber Global Equity Fund ("Global Equity Fund"). The reorganization was accomplished by a tax-free exchange of 13,194,385 of Class A shares, 408,808 of Class B shares, 1,198,216 of Class C shares and 1,552,287 of Class Y shares of the Fund for 16,938,543 of Class A shares, 584,019 of Class B shares, 1,707,562 of Class C shares and 1,917,607 of Class Y shares of Global Equity Fund outstanding on the Reorganization Date. Global Equity Fund's net assets at that date, valued at $235,594,979, including net unrealized depreciation of investments of $(12,067,133), were combined with those of the Fund. This transaction was approved by Global Equity Fund's shareholders at a Special Meeting of Shareholders. Further information regarding the circumstances and details of the transaction is incorporated herein in response to this sub-item by reference to the definitive Combined Proxy Statement and Prospectus dated December 22, 2000, filed with the SEC on December 22, 2000. (Accession Number: 0000912057-00-054499; SEC File No. 333-51130.)

PACE International Emerging Markets Equity Investments

Effective as of the close of business on February 9, 2001 (the "Reorganization Date"), PACE International Emerging Markets Equity Investments ("Fund"), a series of PaineWebber PACE Select Advisors Trust, acquired all of the assets and assumed all of the stated liabilities of PaineWebber Emerging Markets Equity Fund ("Emerging Markets Fund") and PaineWebber Asia Pacific Growth Fund ("Asia Pacific Fund"). The reorganizations were accomplished by tax-free exchanges of 281,577 of Class A shares, 62,525 of Class B shares, 123,010 of Class C shares and 51,150 of Class Y shares of the Fund for 368,346 of Class A shares, 85,134 of Class B shares, 169,219 of Class C shares and 65,944 of Class Y shares of Emerging Market Fund and 832,708 of Class A shares, 939,051 of Class B shares, 422,391 of Class C shares and 14,446 of Class Y shares of the Fund for 890,101 of Class A shares, 1,033,747 of Class B shares, 464,369 of Class C shares and 15,436 of Class Y shares of Asia Pacific Fund outstanding on the Reorganization Date. Emerging Market Fund's and Asia Pacific Fund's net assets at that date, valued at $5,181,880 and $22,082,657, respectively, including net unrealized depreciation/appreciation of investments of $(247,866) and $220,621, respectively, were combined with those of the Fund. These transactions were approved by each of Emerging Market Fund's and Asia Pacific Fund's shareholders at Special Meetings of Shareholders. Further information regarding the circumstances and details of the transactions are incorporated herein in response to this sub-item by reference to each definitive Combined Proxy Statement and Prospectus dated December 20, 2000 and December 22, 2000, respectively, each filed with the SEC on December 22, 2000. (Accession Numbers:
0000928385-00-003446 and 0000928385-00-003516; SEC File Nos. 333-
50586 and 333-51570.)





For period ending July 31, 2001									Exhibit 77(o)
File number 811-8764
FORM 10f-3	FUND:  	PaineWebber PACE Strategic Fixed Income
Investments

Record of Securities Purchased Under the Fund's Rule 10f-3 Procedures


1.	Issuer:  CIT Group Inc. Mtn Frn

2.	Date of Purchase:  4/3/01	3.  Date offering commenced:  4/6/01

4.	Underwriters from whom purchased:   Lehman Brothers

5.	"Affiliated Underwriter" managing or participating in syndicate:
Dresdner Kleinwort Wasserstein, Benson North AM, UBS Warburg

6.	Aggregate principal amount or number of shares purchased:
1,850,000

7.	Aggregate principal amount or total number of shares of offering:
1,000,000,000

8.	Purchase price (net of fees and expenses):  $100.00

9.	Initial public offering price:  $100.00

10.	Commission, spread or profit:  .05721	%	$572,100

11.	Have the following conditions been
satisfied?
YES
NO
a.	The securities are part of an issue registered
under the Securities Act of 1933 which is being offered to the public.

X

b.	The securities were purchased prior to the end
of the first day on which any sales are made
(or, if a rights offering, the securities were
purchased on or before the fourth day preceding
the day on which the offering terminated).
c.	The securities were purchased at a price not
more than the price paid by each other
purchaser in the offering.
d.	The underwriting was a firm commitment
underwriting.

	X


	X

	X




e.	The commission, spread or profit was reasonable
and fair in relation to that being received by
others for underwriting similar securities
during the same period.
f.	The issuer of the securities and any
predecessor have been in continuous operations
for not less than three years.
g.	The amount of such securities purchased by all
of the investment companies advised by Mitchell
Hutchins (or the Fund's Sub-Adviser, if
applicable) did not exceed 25% of the principal
amount of the offering.
h.	No Affiliated Underwriter was a direct or
indirect participant in or beneficiary of the sales.

Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above. In particular, "Affiliated Underwriter" is defined as PaineWebber Group Inc. and any of its affiliates, including PaineWebber Incorporated and PaineWebber
Puerto Rico. In the case of a Fund advised by a Sub-Adviser, "Affiliated Underwriter" shall also include any brokerage affiliate of the Sub-
Adviser.



X


X



X


X


Approved:  /s/ William Powers			Date:  	May
15, 2001


												Continued Exhibit 77(o)
FORM 10f-3	FUND:  	PACE Municipal Fixed Income Investments

Record of Securities Purchased Under the Fund's Rule 10f-3 Procedures


1.	Issuer:  PA Turnpike Comm Turnpike Rd.

2.	Date of Purchase:  6/15/01	3.  Date offering commenced:  6/11/01

4.	Underwriters from whom purchased:   Bear Stearns

5.	"Affiliated Underwriter" managing or participating in syndicate:
PaineWebber

6.	Aggregate principal amount purchased:  1,270,000

7.	Aggregate principal amount of offering:  86,660,000

8.	Purchase price (net of fees and expenses):  $106.378

9.	Initial public offering price:  $106.378

10.	Commission, spread or profit:  3/8	%	$4,763

11.	Have the following conditions been
satisfied?
YES
NO
A.	The securities are "municipal securities" as
defined in Section 3(a)(29) of the Securities
Exchange Act of 1934.

X

B.	The securities were purchased prior to the end
of the first day on which any sales are made.
C.	The securities were purchased at a price not
more than the price paid by each other
purchaser in the offering.
D.	The underwriting was a firm commitment
underwriting.

	X


	X

	X

E.	The commission, spread or profit was reasonable
and fair in relation to that being received by
others for underwriting similar securities
during the same period.
F.	The issuer has received an investment grade
rating from a nationally recognized statistical
rating organization or, if the issuer, or
entity supplying the revenues from which the
issue is to be paid, shall have been in
continuous operation for less than three years
(including any predecessor), the issue has
received one of the three highest ratings from
at least one such rating organization.
G.	The amount of such securities purchased by all
of the investment companies advised by Mitchell
Hutchins (or the Fund's Sub-Adviser, if
applicable) did not exceed 25% of the principal
amount of the offering.
H.	No purchases were designated as group sales or
otherwise allocated to the account of any Affiliated Underwriter.

Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above. In particular, "Affiliated Underwriter" is defined as PaineWebber Group Inc. and any of its affiliates, including PaineWebber Incorporated and PaineWebber
Puerto Rico. In the case of a Fund advised by a Sub-Adviser, "Affiliated Underwriter" shall also include any brokerage affiliate of the Sub-
Adviser.




X





X


X


X


Approved:  /s/ Christine Todd			Date:
	August 6, 2001



For period ending July 31, 2001
		Exhibit 77Q1(e)

File number 811-8764

PACE Large Company Value Equity Investments and
PACE Large Company Growth Equity Investments

Revised Sub-Advisory Agreements were entered into with SSgA Funds Management, Inc. Copies of these Sub-Advisory Agreements were filed with the SEC on July 31, 2001, and are hereby incorporated herein in response to this sub-item. (Post-Effective Amendment No. 11, Exhibits 4(i), and (m); Accession Number: 0000912057-01-525922; SEC File Nos. 033-87254 and 811-8764).


PACE Municipal Fixed Income Investments

A Sub-Advisory Agreement was entered into with Standish Mellon Asset Management LLC. A copy of the Sub-Advisory Agreement is attached below.

SUB-ADVISORY AGREEMENT

	Agreement made as of August 1, 2001 between BRINSON ADVISORS, INC. ("Brinson Advisors," formerly known as Mitchell Hutchins Asset Management Inc.), a Delaware corporation, and STANDISH MELLON ASSET MANAGEMENT COMPANY LLC ("Sub-Adviser"), a limited liability company
(the "Agreement").
RECITALS
	(1)	Brinson Advisors has entered into a Management Agreement
dated June 15, 1995 ("Management Agreement") with PaineWebber PACE Select Advisors Trust (formerly known as Managed Accounts Services Portfolio Trust ("Trust")), an open-end management investment company registered under the Investment Company Act of 1940, as amended
("1940 Act"), with respect to PACE MUNICIPAL FIXED INCOME INVESTMENTS ("Portfolio");
	(2)	Brinson Advisors entered into a Sub-Advisory Agreement
dated as of October 10, 2000 (the "Old Sub-Advisory Agreement") with Standish, Ayer & Wood, Inc. ("Standish") with respect to the Portfolio, pursuant to which Standish agreed to furnish certain investment advisory services;

	(3)	Effective August 1, 2001, Standish merged into the Sub-
Adviser, a direct wholly owned subsidiary of Mellon Financial
Corporation, and as a result of this transaction, the Old Sub-
Advisory Agreement between Brinson Advisors and Standish automatically terminated; and

	(4)	Brinson Advisors and the Sub-Adviser wish to enter into a new
Sub-Advisory Agreement embodying substantially the same terms and provisions as the Old Sub-Advisory Agreement.

	NOW, THEREFORE, in consideration of the premises and mutual
covenants herein contained, Brinson Advisors and the Sub-Adviser agree as follows:
	1.	Appointment.  Brinson Advisors hereby appoints the
Sub-Adviser as an investment sub-adviser with respect to the
Portfolio for the period and on the terms set forth in this
Agreement. The Sub-Adviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided.
	2.	Duties as Sub-Adviser.
	(a)	Subject to the supervision and direction of the Trust's Board of Trustees (the "Board") and review by Brinson Advisors, and any written guidelines adopted by the Board or Brinson Advisors, the
Sub-Adviser will provide a continuous investment program for all or a designated portion of the assets ("Segment") of the Portfolio, including investment research and discretionary management with respect to all securities and investments and cash equivalents in the Portfolio or Segment. The Sub-Adviser may from time to time seek research assistance and may rely upon resources available to it through its affiliated companies to the extent such actions would not constitute an "assignment" for purposes of the 1940 Act but in no case shall such assistance and/or reliance relieve the Sub-Adviser of any of its obligations hereunder, nor shall the Portfolio or
Segment or Brinson Advisors be responsible for any additional fees or expenses hereunder as a result.  The Sub-Adviser will determine from time to time what investments will be purchased, retained or sold by the Portfolio or Segment. The Sub-Adviser will be
responsible for placing purchase and sell orders for investments and for other related transactions for the Portfolio or Segment. The Sub-Adviser will be responsible for voting proxies of issuers of securities held by the Portfolio or Segment. The Sub-Adviser understands that the Portfolio's assets need to be managed so as to permit the Portfolio to qualify or to continue to qualify as a regulated investment company under Subchapter M of the Internal
Revenue Code, as amended ("Code").  The Sub-Adviser will provide services under this Agreement in accordance with the Portfolio's investment objective, policies and restrictions as stated in the
Trust's currently effective registration statement under the 1940
Act, and any amendments or supplements thereto ("Registration
Statement").
	(b)	The Sub-Adviser agrees that, in placing orders with brokers, it will obtain the best net result in terms of price and execution;
provided that, on behalf of the Portfolio, the Sub-Adviser may, in its discretion, use brokers that provide the Sub-Adviser with research, analysis, advice and similar services to execute
portfolio transactions on behalf of the Portfolio, and the
Sub-Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Sub-Adviser's determination in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Sub-Adviser to the Portfolio and its other clients and that the total commissions paid by the Portfolio or Segment will be reasonable in relation to the benefits to the Portfolio over the long term. In no instance will portfolio securities be purchased from or sold to Brinson Advisors or the Sub-Adviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder. The Sub-Adviser may aggregate sales and purchase orders with respect to the assets of the Portfolio or
Segment with similar orders being made simultaneously for other accounts advised by the Sub-Adviser or its affiliates. Whenever the Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of the Portfolio and one or more other accounts advised by the Sub-Adviser, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account. Brinson Advisors recognizes that in some cases this procedure may adversely affect the results obtained for the Portfolio or Segment.
	(c)	The Sub-Adviser will maintain all books and records required to be maintained pursuant to the 1940 Act and the rules and
regulations promulgated thereunder with respect to transactions by the Sub-Adviser on behalf of the Portfolio or Segment, and will furnish the Board and Brinson Advisors with such periodic and special reports as the Board or Brinson Advisors reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Portfolio are the property of the Trust, agrees to preserve for the periods prescribed by Rule 31a-2 under the
1940 Act any records that it maintains for the Portfolio and that are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Trust any records which it maintains for the Portfolio upon request by the Trust.
	(d)	At such times as shall be reasonably requested by the Board
or Brinson Advisors, the Sub-Adviser will provide the Board and
Brinson Advisors with economic and investment analyses and reports as well as quarterly reports setting forth the performance of the
Portfolio or Segment and make available to the Board and Brinson
Advisors any economic, statistical and investment services that the Sub-Adviser normally makes available to its institutional or other customers.
	(e)	In accordance with procedures adopted by the Board, as
amended from time to time, the Sub-Adviser is responsible for assisting in the fair valuation of all portfolio securities in the
Portfolio or Segment and will use its reasonable efforts to arrange for the provision of a price or prices from one or more parties independent of the Sub-Adviser for each portfolio security for which the custodian does not obtain prices in the ordinary course of business from an automated pricing service.
	3.	Further Duties.  In all matters relating to the performance
of this Agreement, the Sub-Adviser will seek to act in conformity with the Trust's Trust Instrument, By-Laws and Registration Statement
and with the written instructions and written directions of the Board and Brinson Advisors; and will comply with the requirements of the
1940 Act, and the Investment Advisers Act of 1940, as amended
("Advisers Act"), and the rules under each, the Code, and all other federal and state laws and regulations applicable to the Trust and the Portfolio. Brinson Advisors agrees to provide to the Sub-Adviser copies of the Trust's Trust Instrument, By-Laws, Registration
Statement, written instructions and directions of the Board and
Brinson Advisors, and any amendments or supplements to any of these materials as soon as practicable after such materials become available; and further agrees to identify to the Sub-Adviser in writing any broker-dealers that are affiliated with Brinson Advisors
(other than UBS PaineWebber Inc. and Brinson Advisors itself).
	4.	Expenses.  During the term of this Agreement, the Sub-Adviser will bear all expenses incurred by it in connection with its services under this Agreement.  The Sub-Adviser shall not be responsible for any expenses incurred by the Trust, the Portfolio or Brinson
Advisors.
	5.	Compensation.
	(a)	For the services provided and the expenses assumed by the
Sub-Adviser pursuant to this Agreement, Brinson Advisors, not the
Portfolio, will pay to the Sub-Adviser a fee, computed daily and payable monthly, at an annual rate of 0.20% of the average daily net assets up to and including $60 million and 0.15% of the average daily net assets in excess of $60 million of the Portfolio or Segment allocated to its management (computed in the manner specified in the Management Agreement), and will provide the Sub-Adviser with a schedule showing the manner in which the fee was computed. If the Sub-Adviser is managing a Segment, its fees will be based on the value of the assets of the Portfolio within the Sub-Adviser's
Segment.
	(b)	The fee shall be accrued daily and payable monthly to the
Sub-Adviser on or before the last business day of the next succeeding calendar month.
	(c)	If this Agreement becomes effective or terminates before
the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be pro-rated according to the proportion which such period bears to the full month in that such effectiveness or termination occurs.
6.	Limitation Of Liability.
	(a) 	The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio, the
Trust or its shareholders or by Brinson Advisors in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.
	(b)	In no event will the Sub-Adviser have any responsibility
for any other series of the Trust, for any portion of the Portfolio not managed by the Sub-Adviser or for the acts or omissions of any other sub-adviser to the Trust or Portfolio, the Trust's custodian, administrator, distributor or any broker-dealer selected with due care by the Sub-Adviser to effect transactions for the Portfolio.
	In particular, in the event the Sub-Adviser shall manage only a portion of the Portfolio's investments, the Sub-Adviser shall have no responsibility for the Portfolio's being in violation of any applicable law or regulation or investment policy or restriction applicable to the Portfolio as a whole or for the Portfolio's failing to qualify as a regulated investment company under the Code, if the securities and other holdings of the Segment of the Portfolio managed by the Sub-Adviser are such that such Segment would not be in such violation or fail to so qualify if such Segment were deemed a separate series of the Trust or a separate "regulated investment company" under the Code.
	Nothing in this section shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.
	7.	Representations of Sub-Adviser.  The Sub-Adviser represents, warrants and agrees as follows:
	(a)	The Sub-Adviser (i) is registered as an investment adviser
under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency,
necessary to be met in order to   perform the services contemplated
by this Agreement; (iv) has the authority to enter into and perform
the services contemplated by      this Agreement; and (v) will
promptly notify Brinson Advisors of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the
1940 Act or otherwise.
	(b)	The Sub-Adviser has adopted a written code of ethics
complying with the requirements of Rule 17j-1 under the 1940 Act and will provide Brinson Advisors and the Board with a copy of such code of ethics, together with evidence of its adoption. Within fifteen days of the end of the last calendar quarter of each year that this
Agreement is in effect, the president or a vice-president of the
Sub-Adviser shall certify to Brinson Advisors that the Sub-Adviser has complied with the requirements of Rule 17j-1 during the previous year and that there has been no material violation of the
Sub-Adviser's code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation.
Upon the written request of Brinson Advisors, the Sub-Adviser shall permit Brinson Advisors, its employees or its agents to examine the reports required to be made by the Sub-Adviser pursuant to Rule
17j-1 and all other records relevant to the Sub-Adviser's code of ethics.
	(c)	The Sub-Adviser has provided Brinson Advisors with a copy of its Form ADV, as most recently filed with the Securities and Exchange Commission ("SEC"), and promptly will furnish a copy of all amendments to Brinson Advisors at least annually.
	(d)	The Sub-Adviser will notify Brinson Advisors of any change
of control of the Sub-Adviser, including any change of its general partners or 25% shareholders or 25% limited partners, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Portfolio or senior management of the Sub-Adviser, in each case prior to or promptly after such change.
	(e)	The Sub-Adviser agrees that neither it, nor any of its
affiliates, will in any way refer directly or indirectly to its relationship with the Trust, the Portfolio, Brinson Advisors or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of Brinson
Advisors.
	8.	Services Not Exclusive. The services furnished by the Sub-
Adviser hereunder are not to be deemed exclusive, and except as the Sub-Adviser may otherwise agree in writing, the Sub-Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.  Nothing in this
Agreement shall limit or restrict the right of any director, officer or employee of the Sub-Adviser, who may also be a trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.
	9.	Duration and Termination.
	(a)	This Agreement shall become effective upon the date first
above written, provided that this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party ("Independent Trustees"), cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Portfolio's
outstanding voting securities, unless Brinson Advisors has authority to enter into this Agreement pursuant to exemptive relief from the
SEC without a vote of the Portfolio's outstanding voting securities.
	(b)	Unless sooner terminated as provided herein, this Agreement
shall continue in effect for two years from its effective date.
Thereafter, if not terminated, this Agreement shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i)
by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and
(ii) by the Board or by vote of a majority of the outstanding voting securities of the Portfolio.
	(c)	Notwithstanding the foregoing, this Agreement may be
terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio on 60 days' written notice to the
Sub-Adviser. This Agreement may also be terminated, without the payment of any penalty, by Brinson Advisors: (i) upon 120 days'
written notice to the Sub-Adviser; (ii) upon material breach by the Sub-Adviser of any of the representations, warranties and agreements set forth in Paragraph 7 of this Agreement; or
(iii) immediately if, in the reasonable judgment of Brinson
Advisors, the Sub-Adviser becomes unable to discharge its duties and obligations under this Agreement, including circumstances such as financial insolvency of the Sub-Adviser or other circumstances that could adversely affect the Portfolio.  The Sub-Adviser may terminate this Agreement at any time, without the payment of any penalty, on
120 days' written notice to Brinson Advisors. This Agreement will terminate automatically in the event of its assignment or upon termination of the Management Agreement, as it relates to this
Portfolio.
	10.	Amendment of this Agreement.  No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.  To the extent required by applicable law, no amendment of this Agreement shall be effective until approved (i) by a vote of a majority of the Independent Trustees, and (ii) if the terms of this Agreement shall have changed, by a vote of a majority of the Portfolio's outstanding voting securities (except in the case of (ii), pursuant to the terms and conditions of the SEC order permitting it to modify the
Agreement without such vote).
	11.	Governing Law.  This Agreement shall be construed in
accordance with the 1940 Act and the laws of the State of New York, without giving effect to the conflicts of laws principles thereof.
To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.
	12.	Miscellaneous.  The captions in this Agreement are included
for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This
Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms "majority of the outstanding voting securities," "affiliated person," "interested person," "assignment," "broker,"
"investment adviser," "net assets," "sale," "sell" and "security"
shall have the same meanings as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. This
Agreement may be signed in counterpart.
	13.	Notices.  Any notice herein required is to be in writing and is deemed to have been given to the Sub-Adviser or Brinson Advisors upon receipt of the same at their respective addresses set forth below. All written notices required or permitted to be given under this Agreement will be delivered by personal service, by postage mail return receipt requested or by facsimile machine or a similar means of same delivery which provides evidence of receipt (with a confirming copy by mail as set forth herein). All notices provided to Brinson Advisors will be sent to the attention of the General
Counsel. All notices provided to the Sub-Adviser will be sent to the attention of the Compliance Officer.
	IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.



Attest:

BRINSON ADVISORS, INC.
51 West 52nd Street
New York, New York  10019-6114
By:	/s/Keith A. Weller
	Name:  Keith A. Weller
	Title:    Director
By:	/s/Amy R. Doberman
	Name:  Amy R. Doberman
	Title:    Executive Director




Attest:

STANDISH MELLON ASSET MANAGEMENT
COMPANY LLC
One Financial Center
Boston, MA 02111


By:	/s/Diostenes Medina
	Name:  Diostenes Medina
	Title:  Compliance Officer
By:	/s/Paul G. Martins
	Name:  Paul G. Martins
	Title:  Treasurer